UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 Westwood Place, Suite 350, Brentwood, TN 37027
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	CYRX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2022, Cryoport, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Dr. Mark Sawicki with respect to his continued employment as Chief Scientific Officer of the Company and Chief Executive Officer of Cryoport Systems, LLC, a subsidiary of the Company. Prior to entering into the Agreement, Dr. Sawicki did not have a written employment agreement.

The Agreement provides for an annual base salary in an amount determined by the Company’s Compensation Committee of the Board of Directors of the Company. Dr. Sawicki is eligible to participate in the equity incentive plans and cash bonus plans adopted by the Company from time-to-time. Neither Dr. Sawicki’s annual base salary nor his participation in equity incentive plans or cash bonus plans were modified in connection with entering into the Agreement.

If Dr. Sawicki terminates the Agreement, he dies, or he is terminated for cause, he will be entitled to all compensation and benefits that he earned through the date of termination. If he is terminated without cause or he terminates for good reason, he will be entitled to continuation of base salary and payment of COBRA premiums for eighteen (18) months following termination. Dr. Sawicki has agreed not to solicit or encourage or attempt to solicit or encourage any employee of the Company to leave employment with the Company during the term of the Agreement and for a period of eighteen (18) months following the termination of the Agreement. The Agreement has an initial term of three years.

On March 15, 2022, the Company also entered into the Second Amendment to Employment Agreement (the “Amendment”) with Mr. Jerrell W. Shelton, which amended that certain Employment Agreement effective as of June 1, 2017 between the Company and Mr. Shelton, as previously amended, to extend the term of the agreement to June 1, 2026 and to include all forms of equity awards, instead of just options, into clauses providing for acceleration in the event of a termination by the Company without cause or by Mr. Shelton for good reason.

The foregoing descriptions of the Agreement and the Amendment are qualified in their entirety by reference to the full text of the Agreement and the Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.	The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

10.1	Employment Agreement dated March 15, 2022 between Cryoport, Inc. and Mark Sawicki.

10.2	Second Amendment to Employment Agreement dated March 15, 2022 between Cryoport, Inc. and Jerrell W. Shelton.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2022	Cryoport, Inc.

/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer